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                                                                       Exhibit 5
                                                                       ---------


                           Hogan & Hartson L.L.P.
                         555 Thirteenth Street, N.W.
                            Washington, D.C. 20004



                                 June 4, 1999


Board of Directors
ITC/\DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, Georgia 31833

Gentlemen:

         We are acting as special counsel to ITC/\DeltaCom, Inc., a Delaware corporation ("ITC/\DeltaCom"), in connection with its registration statement on Form S-4 (File No. 333-78401) (the "Registration Statement"), as amended, filed with the Securities and Exchange Commission relating to the proposed offering of up to 1,544,000 shares of ITC/\DeltaCom's common stock, par value $.01 per share, all of which shares (the "Shares") may be issued by ITC/\DeltaCom in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 15, 1999, as amended, by and between ITC/\DeltaCom, Interstate FiberNet, Inc., AvData Systems, Inc., and Kenneth F. Leddick, as representative of AvData's stockholders. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1. An executed copy of the Registration Statement and Pre-Effective Amendment No. 1 thereto.

         2.   An executed copy of the Merger Agreement.

         3. The Restated Certificate of Incorporation of ITC/\DeltaCom, as certified by the Secretary of ITC/\DeltaCom on the date hereof as then being complete, accurate and in effect.

         4. The Amended and Restated Bylaws of ITC/\DeltaCom, as certified by the Secretary of ITC/\DeltaCom on the date hereof as then being complete, accurate and in effect.

         5. Resolutions of the Board of Directors of ITC/\DeltaCom adopted at a meeting held on May 11, 1999, as certified by the Secretary of ITC/\DeltaCom on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance of the Shares and arrangements in connection therewith.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity with the original documents of all documents submitted to us as copies (including
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telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, as amended, (ii) issuance of the Shares pursuant to the terms of the Merger Agreement, and (iii) receipt by ITC/\DeltaCom of the consideration for the Shares specified in the Merger Agreement and resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                 Very truly yours,


                                 /s/ Hogan & Hartson L.L.P.
                                 ---------------------------------

                                 HOGAN & HARTSON L.L.P.